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Exhibit (a)(1)(C)

NOTICE OF VOLUNTARY OFFERING INSTRUCTIONS (VOI)

TEXTRON INC.

OFFER TO PURCHASE FOR CASH ANY AND ALL OF ITS
OUTSTANDING 4.50% CONVERTIBLE SENIOR NOTES DUE 2013
(CUSIP NO. 883203 BN0)
(the "Notes")

Pursuant to the Offer to Purchase Dated September 14, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF WEDNESDAY, OCTOBER 12, 2011, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE COMPANY.

        The undersigned acknowledges receipt of this Letter of Transmittal (this "Letter of Transmittal") and the Offer to Purchase, dated September 14, 2011 (the "Offer to Purchase" and together with this Letter of Transmittal, as amended and supplemented from time to time, the "Offer Documents"), constituting an offer (the "Offer") by Textron Inc., a Delaware corporation (the "Company"), to purchase any and all outstanding Notes on the terms and subject to the conditions set forth in the Offer Documents. Upon the terms and subject to the conditions of the Offer, holders of Notes who validly tender and do not properly withdraw their Notes prior to 12:00 midnight, New York City time, at the end of the Expiration Date, will receive, for each $1,000 principal amount of such Notes, a cash purchase price (the "Purchase Price") equal to the sum of (i) the Average VWAP (as defined in the Offer to Purchase) multiplied by 57.1429 plus (ii) a fixed cash amount of $504.50, provided that in no event will the Purchase Price be less than $1,075.93 or more than $1,790.22 per $1,000 principal amount of such Notes. In addition, holders will receive, in respect of their Notes that are accepted for purchase, accrued and unpaid interest on such Notes to, but excluding, the settlement date of the Offer. All amounts payable pursuant to the Offer will be rounded to the nearest cent. For further information regarding the calculation of the purchase price and for calculations of illustrative purchase prices, see "The Offer—Principal Amount of Notes; Price" in the Offer to Purchase.

        Questions and requests for assistance relating to the procedures for tendering Notes and requests for additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to Global Bondholder Services Corporation, as the information agent for the Offer (the "Information Agent") at its address and telephone numbers listed on the back cover of the Offer to Purchase. Questions regarding the Offer may also be directed to Goldman, Sachs & Co. or J.P. Morgan Securities LLC, (the "Lead Dealer Managers") at their respective addresses and telephone numbers listed on the back cover of the Offer to Purchase. The Lead Dealer Managers and Morgan Stanley & Co. LLC, as the "Co-Dealer Manager," are collectively referred to as the "Dealer Managers."

        The undersigned hereby tenders pursuant to the Offer, on the terms and subject to the conditions of the Offer Documents, the Notes identified in the table below. The undersigned hereby agrees to be bound by the terms and conditions of the Offer as set forth in the Offer Documents and agrees that the Company may enforce such agreement against the undersigned. The undersigned hereby certifies that such Notes are credited to its DTC Free Account and authorizes DTC to deduct such Notes from that account and credit such Notes to the account for the Offer established by the Depositary in accordance with DTC Rules, Voluntary Offerings Procedures and other applicable procedures.

Notes Tendered	Principal Amount of Notes Tendered

CUSIP NO. 883203 BN0	$

        This form should be used only for tenders after 5:00 p.m., New York City time, on the Expiration Date. Otherwise, tenders should be made through DTC's system or otherwise as described in the Offer to Purchase.

        A DTC participant tendering via VOI should fill out and sign this form and then fax it to the Depositary, at its fax number listed on the back cover of the Offer to Purchase. Immediately after faxing this VOI, the DTC participant should telephone the Depositary at its telephone number listed on the back cover of the Offer to Purchase to confirm receipt and discuss any other steps it may need to take.

        This VOI must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC Participant as the owner of the Notes being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:
DTC Participant Number:
Signature:
Capacity:
Contact Person:
Telephone Number:
Date:

        All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of tenders of Notes will be determined by the Company. In the event of a dispute, a court of competent jurisdiction has the power to review and make binding determinations with respect to the Company's determinations of these matters. The Company reserves the absolute right to reject any or all tenders or withdrawals of Notes that are not in proper form or the acceptance of which would, in the Company's opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender or withdrawal as to particular Notes. A waiver of any defect or irregularity with respect to the tender or withdrawal of any Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender or withdrawal of any other Notes except to the extent the Company may otherwise so provide. The Company will interpret the terms and conditions of the Offer. In the event of a dispute, a court of competent jurisdiction has the power to review and make binding determinations with respect to the Company's interpretation of the terms and conditions of the Offer. Tenders of Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. None of the Company, the Dealer Managers, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any tender or withdrawal of Notes, or will incur any liability to any holder for failure to give any such notification.

        All tendering holders, by execution of a Letter of Transmittal or this Voluntary Offering Instructions form or a facsimile thereof or hereof, or delivery of an Agent's Message through ATOP, waive any right to receive notice of the acceptance for purchase of their Notes.

        NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF NOTES AS TO WHETHER TO TENDER ANY NOTES. NONE OF THE

COMPANY, THE DEALER MANAGERS, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEPOSITARY OR THE INFORMATION AGENT HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION OR GIVES ANY SUCH INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE DEALER MANAGERS, THE DEPOSITARY OR THE INFORMATION AGENT.

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  Exhibit (a)(1)(C)